Keystone Financial, Inc. and Financial Trust Corp
Pro Forma Combined Condensed Statement of Condition
March 31, 1997
(in thousands)
(unaudited)

The unaudited pro forma combined condensed statement of condition combines in condensed form the consolidated statements of Keystone and Financial Trust as of March 31, 1997, with certain pro forma adjustments described below. The pro forma adjustments are based upon the pooling-of-interests method of accounting.


                                                                                             Combined
                                                                                             Keystone &
                                             Keystone     Financial Trust   Pro Forma     Financial Trust
                                             Historical       Historical    Adjustments      Pro Forma
                                             -----------   --------------  -------------  ----------------
ASSETS
Cash and due from banks                        $139,843         $40,862                         $180,705
Federal funds sold and other                    101,230           6,946                          108,176
Investment securities available for sale        655,986         335,009                          990,995
Investment securities held to maturity          374,655             ---                          374,655
Assets held for resale                          281,165             ---                          281,165

Loans and leases                              3,494,457         789,629                        4,284,086
Allowance for credit losses                     (45,882)        (11,262)                         (57,144)
                                             -----------   --------------  -------------  ----------------

Net loans                                     3,448,575         778,367                        4,226,942

Premises and equipment                           75,735          23,211                           98,946
Other assets                                    112,508          28,039                          140,547
                                             -----------   --------------  -------------  ----------------

TOTAL ASSETS                                 $5,189,697      $1,212,434                       $6,402,131
                                             ===========   ==============  =============  ================

LIABILITIES

Noninterest-bearing deposits                   $501,670        $113,707                         $615,377
Interest-bearing deposits                     3,578,410         848,992                        4,427,402
                                             -----------   --------------  -------------  ----------------

Total deposits                                4,080,080         962,699                        5,042,779

Fed funds purchased and security
  repurchase agreements                         246,781          67,109                          313,890
Other short-term borrowings                      26,029           4,175                           30,204
                                             -----------   --------------  -------------  ----------------

Total short-term borrowings                     272,810          71,284                          344,094

FHLB borrowings                                 239,261          10,919                          250,180
Long-term debt                                    1,928             401                            2,329
Other liabilities                               104,370          12,487        8,582 (2)         125,439
                                             -----------   --------------  -------------  ----------------

TOTAL LIABILITIES                             4,698,449       1,057,790        8,582           5,764,821
SHAREHOLDERS' EQUITY
Preferred stock                                     ---             ---                              ---
Common stock                                     76,715          42,703      (14,519)(1)         104,899
Surplus                                          74,993          51,493       14,519 (1)         141,005
Retained earnings                               375,610          57,355       (8,582)(2)         424,383
Deferred KSOP benefit expense                    (1,125)            ---                           (1,125)
Treasury stock                                  (30,309)           (353)                         (30,662)
Net unrealized securities losses, net of tax     (4,636)          3,446                           (1,190)
                                             -----------   --------------  -------------  ----------------

TOTAL SHAREHOLDERS' EQUITY                      491,248         154,644       (8,582)           637,310
                                             -----------   --------------  -------------  ----------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY   $5,189,697      $1,212,434          ---         $6,402,131
                                             ===========   ==============  =============  ================


(1) To transfer the common stock of Financial Trust to surplus and reflect the issuance of 1.65 shares of Keystone common stock for each outstanding share of Financial Trust common stock.

(2)  To accrue merger related special charges expense, net of the tax impact.





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